POWER OF ATTORNEY

The undersigned Hilary M. Alger, Charles F. Baird, Roger P. Cheever, David Rosenberg, Nathan E. Saint-Amand, and Stephen E. O’Neil, Trustees of The Alger Funds (the “Trust”), hereby authorize Hal Liebes, Tina Payne and Mia Pillinger, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for the Trust or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IT WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22nd day of February, 2021.

Signature	Title

/s/ Hilary M. Alger	Trustee
Hilary M. Alger

/s/ Charles F. Baird, Jr.	Trustee
Charles F. Baird, Jr.

/s/ Roger P. Cheever	Trustee
Roger P. Cheever

/s/ Stephen E. O’Neil	Trustee
Stephen E. O’Neil

/s/ David Rosenberg	Trustee
David Rosenberg

/s/ Nathan E. Saint-Amand, M.D.	Trustee
Nathan E. Saint-Amand, M.D.